UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2019

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,
Troy, Michigan 48098
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 312-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01    Other Events

On November 1, 2019, MP Thrift Investments L.P. (“MP Thrift”) completed a secondary offering (the “Offering”) of 6,100,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Flagstar Bancorp, Inc. (the “Company”), for total proceeds of approximately $219.4 million, as described in the prospectus supplement, dated October 29, 2019, filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 31, 2019.
In connection with the Offering, the Company entered into an Underwriting Agreement, dated October 29, 2019 (the “Underwriting Agreement”), by and among the Company, MP Thrift and Morgan Stanley & Co. LLC, as underwriter in the Offering. Pursuant to the Underwriting Agreement, MP Thrift granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of Common Stock (the “underwriter’s option”). At the completion of the Offering (without the exercise of the underwriter’s option), MP Thrift held approximately 38.0% of the issued and outstanding shares of Common Stock, as compared to approximately 48.8% immediately prior to the completion of the Offering.
The underwriter may offer the shares of Common Stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part.
The shares of Common Stock sold by MP Thrift in the Offering were registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-225397), which was filed with the Commission on June 1, 2018 (the “Registration Statement”). The Company did not receive any of the proceeds from the sale of the shares of Common Stock by MP Thrift in the Offering.
The Underwriting Agreement is filed as Exhibit 1.1 hereto.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 29, 2019 (the “Underwriting Agreement”), by and among Flagstar Bancorp, Inc., MP Thrift Investments L.P. and Morgan Stanley & Co. LLC, as underwriter in the Offering

5.1	Opinion of Warner Norcross + Judd LLP
23.1	Consent of Warner Norcross + Judd LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: November 1, 2019	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 29, 2019 (the “Underwriting Agreement”), by and among Flagstar Bancorp, Inc., MP Thrift Investments L.P. and Morgan Stanley & Co. LLC, as underwriter in the Offering

5.1	Opinion of Warner Norcross + Judd LLP
23.1	Consent of Warner Norcross + Judd LLP (included in Exhibit 5.1)